Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 144	Trade Date: 9/27/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 9/30/2004

The date of this Pricing Supplement is September 27, 2004

CUSIP or Common Code:	41013NCU0	41013NCV8	41013NCW6	41013NCX4	41013NCY2

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$115,000.00	$339,000.00	$250,000.00	$1,028,000.00	$157,000.00

Proceeds to Issuer:	$114,367.50	$336,881.25	$248,000.00	$1,017,720.00	$155,037.50

Discounts and Commissions:	0.550%	0.625%	0.800%	1.000%	1.250%

Reallowance:	0.100%	0.150%	0.150%	0.150%	0.200%

Dealer:	99.550%	99.500%	99.375%	99.250%	99.000%

Maturity Date:	3/15/2007	9/15/2007	9/15/2008	9/15/2009	9/15/2011

Stated Annual Interest Rate:	2.650%	2.850%	3.200%	3.500%	3.900%

Interest Payment Frequency:	Quarterly	Monthly	Monthly	Semi	Monthly

First Payment Date:	12/15/2004	10/15/2004	10/15/2004	3/15/2005	10/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	No	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 144	Trade Date: 9/27/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 9/30/2004

The date of this Pricing Supplement is September 27, 2004

CUSIP or Common Code:	41013NCZ9	41013NDA3	41013NDC9	41013NDD7

Price to Public:	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$341,000.00	$1,497,000.00	$2,997,000.00	$4,160,000.00

Proceeds to Issuer:	$336,226.00	$1,476,042.00	$2,944,552.50	$4,056,000.00

Discounts and Commissions:	1.400%	1.400%	1.750%	2.500%

Reallowance:	0.200%	0.200%	0.275%	0.350%

Dealer:	98.900%	98.900%	98.650%	97.900%

Maturity Date:	9/15/2012	9/15/2012	9/15/2016	9/15/2029

Stated Annual Interest Rate:	4.100%	Step: 3.100% through 3/14/2007, and 5.750% thereafter (unless called)	5.000%	5.400%

Interest Payment Frequency:	Monthly	Monthly	Semi	Semi

First Payment Date:	10/15/2004	10/15/2004	3/15/2005	3/15/2005

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	3/15/2007 Callable one time only at 100% on call date above with 30 days notice.	3/15/2007 Callable one time only at 100% on call date above with 30 days notice.	9/15/2009 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.